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                                                                    EXHIBIT 3(i)




                            ARTICLES OF INCORPORATION

                                Columbia Bancorp

                                    ARTICLE I

                The name of the Corporation is Columbia Bancorp.

                                   ARTICLE II

         (1) The Corporation is authorized to issue 20,000,000 shares of Common Stock. (As amended by shareholder vote on April 16, 1999).

         (2) Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the Corporation, after any preferential amount with respect to Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

         (3) The Board of Directors (the "Board") is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series, and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board with respect to each series includes, without limitation, determination of the following:

             (a) The number of shares in and the distinguishing designation of that series;

             (b) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

             (c) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for the adjustment of the conversion rate in circumstances determined by the Board;

             (d) Whether shares of that series shall be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;





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             (e) The dividend rate, if any, on shares of that series, the manner of calculating any dividends, and the preferences of any dividends;

             (f) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation, and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

             (g) Any other rights, preferences and limitations of that series that are permitted by law to vary.


                                   ARTICLE III

         (1) The Board shall supervise the business of the Corporation.

         (2) The Board shall consist of not more than twelve (12) and not less than seven (7) members. The exact number of directors at any given time shall be fixed within these limits by approval of the directors.

         (3) The Board shall be divided into three classes, none of which shall have less than two (2) members, identified as class (A), class (B), and class
(C). The term of office of directors in class (A) shall expire at the first annual meeting of shareholders after their election or when their successors are qualified and elected. The term of office of directors in class (B) shall expire at the second annual meeting of shareholders after their election or when their successors are qualified and elected. The term of office of directors in class
(C) shall expire at the third annual meeting of shareholders after their election or when their successors are qualified and elected. At each meeting thereafter, the number of directors equal to the number in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting or until their successors are qualified and elected.

         (4) The shareholders of the Corporation may remove one or more directors only for cause. If the director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director. The notice of such meeting must state that the purpose, or one of the purposes, of the meeting is the removal of the director. For the purposes of this Article "cause" shall mean
(i) any breach of a director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions of a director which are not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to a director which is unlawful under the provisions of ORS 60.367, or (iv) any transaction with the Corporation from which the director derived an improper or illegal personal benefit.





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         (5) Any directorship to be filled by reason of a vacancy in the Board or a vacancy resulting from an increase in the number of directors shall be filled by the affirmative vote of a majority of all the directors remaining in office. Such vacancy shall be filled by the Board for the unexpired term of such vacancy at the first regular meeting of the Board after the vacancy occurs. Shareholders may not fill vacancies.

         (6) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation, the provisions of this Article III may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of seventy-five percent (75%) of all of the votes entitled to be cast on the matter.


                                   ARTICLE IV

         (1) Any offer, proposal or plan to (a) merge, consolidate or combine the Corporation and/or any of its subsidiaries in any way with any other corporation, entity or affiliate thereof, or to (b) sell all or substantially all of the Corporation and/or any of its subsidiaries or assets to any other corporation, entity or affiliate thereof, which proposal or plan is not approved by a majority of the Board, must be approved by the affirmative vote of seventy-five percent (75%) of the shares of each class of stock of the Corporation entitled to vote on the proposal.

         (2) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation, the provisions of this Article IV may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of seventy-five percent (75%) of all of the votes entitled to be cast on the matter.


                                    ARTICLE V

         (1) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for
(i) any breach of a director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions of a director which are not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to a director which is unlawful under the provisions of ORS 60.367, (iv) any transaction with the Corporation from which the director derived an improper or illegal personal benefit, or (v) any act or omission for which such elimination of liability is not permitted under the Act.

         (2) No amendment to the Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a





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director for any act or omission occurring prior to the effective date of the amendment.

         (3) If the Act or other Oregon law is amended to authorize the elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be so eliminated or limited to the fullest extent permitted by the Act or by Oregon law as so amended.


                                   ARTICLE VI

         (1) The Corporation shall indemnify to the fullest extent not prohibited by the Act or other law any current or former director of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including an action, suit or proceeding by or in the right of the Corporation, by reason of the fact that such person was or is a director, employee or agent of the Corporation or any of its subsidiaries, or was or is a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

         (2) The Corporation shall reimburse or pay for the reasonable expenses incurred by any such current or former director in any such action, suit or proceeding in advance of the final disposition of the same if the director sets forth in writing (i) the director's good faith belief of entitlement to indemnification under this Article, and (ii) the director's agreement to repay all advances if it is ultimately determined that the director is not entitled to indemnification.

         (3) No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date on which notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be part of or included in any statute, bylaw, agreement, general or specific action of the Board, vote of shareholders or other document or arrangement. The Corporation may enter into written agreements of indemnification.


                                   ARTICLE VII

         (1) Unless otherwise permitted by the Board, any business, including nominations of directors, may be properly brought before an annual





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shareholders meeting by a shareholder only upon the shareholder's timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth
(10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders.

         (2) A shareholder's notice under this Article VII shall set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number or shares of stock, if any, of the Corporation which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

         (3) Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation, the provisions of this Article VII may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of seventy-five percent (75%) of all of the votes entitled to be cast on the matter.


                                  ARTICLE VIII

         The street address and the mailing address of the initial registered office of the Corporation is 316 East Third Street, The Dalles, Oregon 97058 and the name of its initial registered agent is Terry L. Cochran.


                                   ARTICLE IX

         The name and address of the incorporator is Bennett H. Goldstein, Attorney at Law, 2548 SW St. Helens Court, Portland, Oregon 97201.














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                                    ARTICLE X

         The mailing address for notices to the Corporation is c/o Bennett H. Goldstein, Attorney at Law, 2548 SW St. Helens Court, Portland, Oregon 97201.



                                  Date: October 2, 1995.



                                                          /s/
                                              ----------------------------------
                                              Bennett H. Goldstein, Incorporator



                          FILING AND AMENDMENT HISTORY

         (1) Articles of Incorporation filed on October 3, 1995 as Oregon Secretary of State Registry No. 480168-85.

         (2) On April 29, 1997 an amendment to Article II was approved by shareholders increasing authorized shares from 4 million to 10 million.

         (2) On April 16, 1999 an amendment to Article II was approved by shareholders increasing authorized shares from 10 million to 20 million.
























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